Exhibit 99.2

Merger of Shyft Group and Aebi Schmidt Group January 13, 2025 World - Class Specialty Vehicles Leader Well - Positioned to Accelerate Growth and Drive Exceptional Value

Forward - Looking Statement Certain statements in this Current Report on Form 8 - K are forward - looking statements . In some cases, Shyft has identified forward - looking statements by such words or phrases as “will likely result,” “is confident that,” “expect,” “expects,” “should,” “could,” “may,” “will continue to,” “believe,” “believes,” “anticipates,” “predicts,” “forecasts,” “estimates,” “projects,” “potential,” “intends” or similar expressions identifying “forward - looking statements”, including the negative of those words and phrases . Such forward - looking statements are based on management’s current views and assumptions regarding future events, future business conditions and the outlook for Shyft based on currently available information . These forward - looking statements may include projections of Shyft’s future financial performance, Shyft’s anticipated growth strategies and anticipated trends in Shyft’s business . These statements are only predictions based on management’s current expectations and projections about future events . These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward - looking statement and may include statements regarding the expected timing and structure of the proposed transaction ; the ability of the parties to complete the proposed transaction considering the various closing conditions ; the expected benefits of the proposed transaction, such as improved operations, enhanced revenues and cash flow, synergies, growth potential, market profile, business plans, expanded portfolio and financial strength ; the competitive ability and position of the combined company following completion of the proposed transaction ; and anticipated growth strategies and anticipated trends in Shyft’s, Aebi Schmidt’s and, following the completion of the proposed transaction, the combined company’s business . Additional factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward - looking statements include, among others, the non - satisfaction or non - waiver, on a timely basis or otherwise, of one or more closing conditions to the proposed transaction ; the prohibition or delay of the consummation of the proposed transaction by a governmental entity ; the risk that the proposed transaction may not be completed in the expected time frame ; unexpected costs, charges or expenses resulting from the proposed transaction ; uncertainty of the expected financial performance of the combined company following completion of the proposed transaction ; failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the proposed transaction or integration ; the ability of the combined company to implement its business strategy ; difficulties and delays in achieving revenue and cost synergies of the combined company ; inability to retain and hire key personnel ; negative changes in the relationships with major customers and suppliers that adversely affect revenues and profits ; disruptions to existing business operations ; the occurrence of any event that could give rise to termination of the proposed transaction ; potential litigation in connection with the proposed transaction or other settlements or investigations that may affect the timing or occurrence of the contemplated transaction or result in significant costs of defense, indemnification and liability ; risks related to ownership of Aebi Schmidt common stock ; uncertainty as to the long - term value of the combined company’s common stock ; and the diversion of Shyft’s and Aebi Schmidt’s management’s time on transaction - related matters . These risks, as well as other risks associated with the businesses of Shyft and Aebi Schmidt, will be more fully discussed in the combined proxy statement/prospectus . Although management believes the expectations reflected in the forward - looking statements are reasonable, Shyft cannot guarantee future results, level of activity, performance or achievements . Moreover, neither management, Shyft nor any other person assumes responsibility for the accuracy and completeness of any of these forward - looking statements . Shyft wishes to caution readers not to place undue reliance on any such forward - looking statements, which speak only as of the date made . Shyft is under no duty to and specifically declines to undertake any obligation to publicly revise or update any of these forward - looking statements after the date of this communication to conform its prior statements to actual results, revised expectations or to reflect the occurrence of anticipated or unanticipated events . Additional information concerning these and other factors that may impact Shyft’s and Aebi Schmidt’s expectations and projections can be found in Shyft’s periodic filings with the SEC, including Shyft’s Annual Report on Form 10 - K for the fiscal year ended December 31 , 2023 , and any subsequent Quarterly Reports on Form 10 - Q and Current Reports on Form 8 - K . Shyft’s SEC filings are available publicly on the SEC’s website at www . sec . gov . 2

No offer or solicitation This communication is for informational purposes only and is not intended to and shall not constitute an offer to buy or sell, or the solicitation of an offer to buy or sell, any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction . No offer of securities shall be made in the United States absent registration under the U . S . Securities Act of 1933 , as amended (“Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements . Participants in the Solicitation Shyft, Aebi Schmidt and certain of their respective directors and executive officers and other members of their respective management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction . Information regarding the persons who may, under the rules of the Securities and Exchange Commission (“SEC”), be deemed participants in the solicitation of proxies in connection with the proposed transaction, including a description of their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the combined proxy statement/prospectus and other relevant materials when it is filed with the SEC . Information regarding the directors and executive officers of Shyft is contained in the sections entitled “Election of Directors” and “Ownership of Securities” included in Shyft’s proxy statement for the 2024 annual meeting of stockholders, which was filed with the SEC on April 3 , 2024 (and which is available at https : //www . sec . gov/ix?doc=/Archives/edgar/data/ 743238 / 000114036124017592 /ny 20010675 x 1 _def 14 a . htm) and in the section entitled “Directors, Executive Officers and Corporate Governance” included in Shyft’s Annual Report on Form 10 - K for the year ended December 31 , 2023 , which was filed with the SEC on February 22 , 2024 (and which is available at https : //www . sec . gov/ix?doc=/Archives/edgar/data/ 743238 / 000143774924005136 /shyf 20231231 c_ 10 k . htm), and certain of its Current Reports filed on Form 8 - K . These documents can be obtained free of charge from the sources indicated below . Additional information and where to find it Aebi Schmidt will file a registration statement on Form S - 4 with the SEC in connection with the proposed transaction . The Form S - 4 will contain a combined proxy statement/prospectus of Shyft and Aebi Schmidt . Aebi Schmidt and Shyft will prepare and file the combined proxy statement/prospectus with the SEC and Shyft will mail the combined proxy statement/prospectus to its stockholders and file other documents regarding the proposed transaction with the SEC . This communication is not a substitute for any registration statement, proxy statement/prospectus or other documents that may be filed with the SEC in connection with the proposed transaction . INVESTORS SHOULD READ THE COMBINED PROXY STATEMENT/PROSPECTUS WHEN AVAILABLE AND SUCH OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THE COMBINED PROXY STATEMENT/PROSPECTUS AND SUCH DOCUMENTS, BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, BECAUSE THEY CONTAIN IMPORTANT INFORMATION . The Form S - 4 , the combined proxy statement/prospectus and all other documents filed with the SEC in connection with the transaction will be available when filed free of charge on the SEC’s web site at www . sec . gov . Copies of documents filed with the SEC by Shyft will be made available free of charge on Shyft’s investor relations website at https : //theshyftgroup . com/investor - relations/ . 3

Presenters & Agenda Transaction Overview 1 Aebi Schmidt Overview 2 Value Creation – Integration & Synergies 3 Financial Overview 4 Conclusion 5 Q&A 6 John Dunn President and CEO Barend Fruithof Group CEO Steffen Schewerda CEO, North America Jacob Farmer President, FVS & SV James Sharman Chairman of the Board Randy Wilson Vice President, Investor Relations & Treasury

+ Transaction Overview 1 Aebi Schmidt Overview 2 Value Creation – Integration & Synergies 3 Financial Overview 4 Conclusion 5 Appendix: Additional Support Information

Combination Creates Leading Specialty Vehicles Company Positioned to Drive Outsized Growth

MergeCo

2025E Pro Forma[1][2][3]

~$2.2B

Revenue[2]

~75% Revenue North America,
~25% Revenue Europe & ROW

~$214M

Adjusted EBITDA[3]

~10% margin

SHYFT GROUP

48%

Ownership

aebi schmidt group

52%

Ownership

- **Scaled-up global specialty vehicles leader focused on attractive North American market**, with a strong European presence
- **Expanded portfolio, shared innovation, and deep relationships strengthen solutions** for combined customer base and drive competitive growth
- **Annual run-rate synergies of $25M – $30M by year 2** from cost optimization, operational efficiencies, cross-selling, and geographic expansion
- **Strong financial profile and cash flow generation** supports ability to outperform market to deliver profitable growth
- **Additional value driven by growth strategy** focused on organic investments, portfolio optimization, and M&A
- **Highly experienced management team with proven track record** of operational excellence and M&A integration

Strategic vision to generate longer-term pro forma combined revenue of $3bn+ with mid-teens EBITDA margin

Source: Company information; Aebi Schmidt financials presented on a Swiss GAAP FER basis; Financials converted to USD using a EUR / USD exchange rate of 1.05 (as of 12/13/24)

1. 2025E figures based on Shyft Management Strategic Plan and Aebi Schmidt Management Strategic Plan as of 12/13/2024
2. Includes $50M of near-term annual run-rate revenue synergies
3. Adjusted EBITDA adjusted to exclude stock-based compensation expense; Includes total annual run-rate synergies comprised of $20M to $25M cost synergies and an additional $5M adjusted EBITDA opportunity from near-term revenue synergies

6

Key Transaction Highlights

Transaction Structure

- All-stock merger, tax-free to Shyft shareholders
- **Pro Forma ownership: 48% Shyft / 52% Aebi Schmidt shareholders**
- NASDAQ listed and Swiss domiciled
- Fully-committed refinancing of combined Company at closing

Value Creation

- **Growth, margin and FCF[1] accretive pre- and post-EV adjustments**
- **EPS accretive in year 1**
- **ROIC > WACC in year 3**
- **$25M – $30M annual run-rate synergies comprised of $20M –$25M cost synergies and an additional $5M EBITDA opportunity from near-term revenue synergies**
- **Pro Forma net debt of ~$485M as of September 30, 2024**
  - ***Strong FCF to pay down pro forma net debt to ~$380M and ~$265M @ December 31, 2025 and December 31, 2026, respectively[2]***

Leadership & Governance

- **Strong leadership team from both Companies**
- **Chairman: James Sharman (Current Chairman of Shyft)**
- **CEO: Barend Fruithof (Current CEO of Aebi Schmidt)**
- **Execution and Integration Lead: John Dunn (Current CEO of Shyft)**
- **Board of Directors: 11 total Directors, including six and five nominated by Aebi Schmidt and Shyft, respectively; seven Independent Directors**

Approvals & Closing

- Unanimously approved by both Companies' Boards of Directors
- Subject to customary conditions, including regulatory and Shyft shareholders' approval
- Expected closing by mid-2025

Source: Company information
1. Free cash flow defined as Adjusted EBITDA minus capital expenditures
2. Does not include impact of transaction related costs

7

8 Shyft Transaction Negotiation and Market Check Summary Board Negotiated to Maximize Shyft Shareholders Pro Forma Ownership Shyft Board of Directors Market Check Source: Company information; Shyft market equity value as of 12/13/24 Aebi Schmidt non - binding proposal dates and proposed pro forma percentage ownership (% Shyft Shareholders / % Aebi Schmidt Shareholders): ‒ September 16, 2024: 43% / 57% ‒ October 12, 2024: 46% / 54% ‒ October 17, 2024: 47% / 53% ‒ October 18, 2024: 48% / 52% On October 30, 2024, Shyft and Aebi Schmidt reconfirmed 48% / 52% pro forma ownership subject to completion of mutual comprehensive due diligence and negotiation of a mutually agreeable merger agreement ‒ Please see pages 44 - 45 for detailed respective long - term strategic plan projections for Shyft and Aebi Schmidt ‒ Please see page 46 for a detailed summary of the relative value contribution of Shyft and Aebi Schmidt to arrive at the 48% / 52% pro forma ownership and illustrative value creation for Shyft Shareholders Transaction termination fee: ‒ $13.7m (~3% of Shyft standalone market equity market of ~$450M as of December 13, 2024) On November 1, 2024, Deutsche Bank contacted six (6) strategic parties Deutsche Bank - led market check process: ‒ Communicated Shyft evaluating transaction proposal from strategic party ‒ Open to any transaction (i.e ., structure, consideration) that maximizes value ‒ Financial sponsors not contacted given limited ability to pay Market check process results (six (6) strategic parties contacted): ‒ Two (2) parties formally declined to evaluate prior to executing NDA ‒ Four (4) parties executed NDAs, received long - term strategic plan projections and access to Shyft Management via virtual presentation and follow - up Q&A ‒ Three (3) parties formally declined to submit non - binding proposals ‒ One (1) party did not submit a non - binding proposal Indicative feedback / concerns: ‒ Shyft challenging financial performance, lower margins, business portfolio mix and cyclicality ‒ Blue Arc viability ‒ Relative value and amount of synergies

+ Combination Accelerates Shyft Strategy to Create Sustainable Value for Shyft Shareholders Advances position in high - growth commercial work truck and infrastructure end - markets while diversifying business towards other attractive markets Combines highly complementary product portfolios of leading brands and creates opportunity to cross - sell innovative solutions to customers Leverages the combined expertise, teams and footprint of Shyft and Aebi Schmidt to improve operational efficiency and drive profitability Creates stronger financial profile and increased cash generation , driving flexibility to invest for future growth, including bolt - on acquisitions Shyft Strategic Focus Areas Attractive End - Markets Enhanced Portfolio Operational Excellence Financial Strength 9 Combination is congruent with previously communicated M&A strategy to enhance strategic market and product portfolio and deliver significant long - term value to Shyft shareholders

Provides Immediate, *Near-Term* Significant Increased Scale and Bolstered Profitability…

2025E Pro Forma Revenue ($M)



$969
$1,166
~$50
~$2,185
Annual Run-Rate Synergies
Pro Forma Combined
Shyft Shareholder Ownership
100%
Current
48%
Pro Forma

2025E Pro Forma Adjusted EBITDA ($M)[1]



Adjusted EBITDA margin
~7%
~10%
~10%
$72
$114
$25-$30
~$214
Annual Run-Rate Synergies
Pro Forma Combined
100%
Current
48%
Pro Forma

Strategic vision to generate longer-term pro forma combined revenue of $3bn+ with mid-teens EBITDA margin

Source: Company information; Aebi Schmidt financials presented on a Swiss GAAP FER basis; Financials converted to USD using a EUR / USD exchange rate of 1.05 (as of 12/13/24). Pro Forma 2025E financials include annual run-rate synergies

1. Adjusted EBITDA adjusted to exclude stock-based compensation expense for Shyft

10

11 2028E 2027E 2026E 2025E 2024E 2023A 2022A 12% 11% 10% 10% 9% 9% 8% Pro Forma Combined 11% 10% 10% 10% 10% 9% 7% Aebi Schmidt 11% 10% 8% 7% 9% 8% 9% Shyft (2) Source: Company information; Aebi Schmidt financials presented on a Swiss GAAP FER basis; Financials converted to USD using a EUR / USD exchange rate of 1.05 (as of 12/13/24) 1. Shyft Adjusted EBITDA adjusted to exclude stock - based compensation expense; Shyft 2022A – 2024E Adj. EBITDA excludes expense rel ated to investment in Blue Arc; Shyft 2024E is pro forma adjusted with approximately $6.3M to include the full - year impact of the ITU acquisition assuming the acquisition had closed on 1/1/24; Aebi Schmidt 2024 figures include pro forma adjustment to show full year impact of Ladog acquisition assuming the acquisition had closed on January 1, 2024 2. Shyft 2022A – 2024E Adj. EBITDA calculated post add - back of Blue Arc investment expense; Includes $1M of EBITDA from Blue Arc in 2025E; Excludes any potential Blue Arc EBITDA from 2026E to 2028E Illustrative Pro Forma Adj. EBITDA ($M) (1)(2) % margin Synergies $63 $ 32 $ 46 $97 $73 $76 $72 $93 $112 $132 $59 $87 $103 $114 $130 $142 $155 $28 $28 $28 $28 $156 $160 $180 $214 $250 $281 $315 2022A 2023A 2024E 2025E 2026E 2027E 2028E … As well as Significant Increase in Long - Term Growth and Profitability… Assumes Transaction closed on January 1, 2025 Strategic vision to generate mid - teens longer - term pro forma EBITDA margin Shyft Contribution 34% 37% 40% 42%

…Providing *"Step-Function" Increase* in Sustainable Long-Term Growth and Financial Profile without Risking Shyft Core Enterprise…

Increased Scale…


2022A Revenue ($M)
$1,027
$1,958
+$931M
Standalone
Pro Forma
2028E Revenue ($M)
$1,199
$2,679
+$1.5B
$1,399
$2,879
+$1.5B
Standalone Excluding Blue Arc
Pro Forma Excluding Blue Arc
Standalone Including Blue Arc
Pro Forma Including Blue Arc
Shyft Shareholder Ownership
100%
48%
100%
48%
100%
48%

…with Higher Growth Through the Cycle…


2022A – 2028E Revenue CAGR %
2.6%
5.4%
+280 bps
5.3%
6.6%
+130 bps
Standalone Excluding Blue Arc
Pro Forma Excluding Blue Arc
Standalone Including Blue Arc
Pro Forma Including Blue Arc
Shyft Shareholder Ownership
100%
48%
100%
48%

…and Increased Profitability Through the Cycle…


2022A – 2028E Average Adj. EBITDA(1) ($M) / Margin %
% Margin
7.8%
9.8%
+200 bps
7.9%
9.8%
+190 bps
$82
$222
+$140M
$91
$231
+$140M
Standalone Excluding Blue Arc
Pro Forma Excluding Blue Arc
Standalone Including Blue Arc
Pro Forma Including Blue Arc
Shyft Shareholder Ownership
100%
48%
100%
48%

…While Maintaining a Strong Balance Sheet


12/31/25E Net Debt / LTM Adj. EBITDA(1)(2)
12/31/26E Net Debt / LTM Adj. EBITDA(1)(2)
0.9x
1.9x
Takes ~12 months to delever to Standalone 12/31/25E leverage
0.3x
1.0x
Standalone
Pro Forma
Standalone
Pro Forma
Shyft Shareholder Ownership
100%
48%
100%
48%

Source: Company information; ***Please see pages 44 - 45 for detailed respective long-term strategic plan projections for Shyft and Aebi Schmidt***; Aebi Schmidt financials presented on a Swiss GAAP FER basis; Financials converted to USD using a EUR / USD exchange rate of 1.05 (as of 12/13/24); Pro Forma historical and projected financials are adjusted to include annual revenue synergies of ~$50M and annual run-rate EBITDA synergies of ~$27.5M

1. Adjusted EBITDA adjusted to exclude stock-based compensation expense
2. Does not include impact of transaction related costs

12

…Delivering Immediate *"Step-Function" Increase* in Sustainable Value Creation for Shyft Shareholders

TEV / CY2025E EBITDA	
Federal Signal:	16.0x
REV Group:	9.8x
Douglas Dynamics:	8.9x
Public Peer Median[1]:	8.9x

Illustrative Shyft Pro Forma Implied Equity Value Per Share ($)



% Increase vs. 12/13/24 Share Price of $12.72:
~30%
~58%
~80%
$12.72
$3.81
$16.53
$3.55
$20.07
$2.78
$22.85
12/13/2024 Share Price
12/13/2024 Pro Forma Excluding Synergies ($177M @ 9.5x TEV / '25E EBITDA)(2)(3)
12/13/2024 Pro Forma Excluding Synergies ($177M @ 9.5x TEV / '25E EBITDA)
Annual Run-rate Synergies ($27.5M @ 9.5x TEV / '25E EBITDA)
12/13/2024 Pro Forma Equity Value per Share ($204M @ 9.5x TEV / '25E EBITDA)(2)(4)
Illustrative 1.0x TEV / EBITDA Multiple Expansion
12/13/2024 Pro Forma Equity Value per Share ($204M @ 10.5x TEV / '25E EBITDA)(2)(4)

Shyft Shareholder Ownership — 100% — 48%

Note: ***Please see page 46 for a detailed summary of the relative value contribution of Shyft and Aebi Schmidt to arrive at the 48% / 52% pro forma ownership and illustrative value creation for Shyft Shareholders***

Market data as of December 13, 2024; Aebi Schmidt financials converted from Euro to USD at a USD/Euro exchange rate of 1.05 (as of 12/13/24)

1. Publicly traded peers: Blue Bird (BLBD), Douglas Dynamics (PLOW), Federal Signal (FSS), LCI Industries (LCII), Patrick Industries (PATK), NFI Group (NFI-CA), Oshkosh (OSK), REV Group (REVG), Thor Industries (THO), Wabash (WNC) and Winnebago (WGO)
2. EBITDA includes stock-based compensation expense
3. Based on Shyft Management Strategic Plan and Aebi Schmidt Management Strategic Plan as of 12/13/2024: Assumes Shyft 2025E EBITDA of $63M and 12/31/24E Net Debt of $82M and Aebi Schmidt EBITDA of $114M and 12/31/24E Net Debt of $381M
4. Assumes $27.5M of annual run-rate synergies

Source: Company information, FactSet

13

Combination Creates Top 3 Specialty Vehicles Leader Source: Company information, FactSet; Aebi Schmidt financials presented on a Swiss GAAP FER basis; Financials converted to USD using a EUR / USD exchange rate of 1.05 (as of 12/13/24) 1. REV Group fiscal year end of October 31, 2023 2. Palfinger and Rosenbauer revenue is presented on an IFRS basis $2,638 $2,565 $1,853 $ 1,723 $ 1,690 $ 1,244 $1,117 $981 $ 872 $ 568 (1) MergeCo 14 (2) (2) Specialty Vehicles Key Market Participants 2023 Revenue ($M)

2023 Revenue ($M) $523 North America Europe & ROW $872 + Pro Forma Combined ~$1.9B $1,395 75% $457 25% $523 $457 $872 100% 53% 47% Source: Company information; Aebi Schmidt financials presented on a Swiss GAAP FER basis; Financials converted to USD using a EUR / USD exchange rate of 1.05 (as of 12/13/24) (1) Commercial Bodies, Upfit & Trailers on a Pro Forma Combined basis includes Shyft Other Specialty Vehicles business and Ae bi Schmidt Commercial Upfit and Trailers business 15 Geographic Exposure End Market / Product Exposure (1) Fleet Vehicles 56% Other Specialty Vehicles 23% Motorhome Chassis 12% Aftermarket Parts & Accessories 9% Commercial Bodies, Upfit, & Trailers 27% Fleet Vehicles 26% Roadway Snow & Ice Clearing 18% Aftermarket Sales 13% Airport 6% Motorhome Chassis 6% Agriculture Equipment 4% Roadway Snow & Ice Clearing 34% Commercial Upfit & Trailers 31% Aftermarket Sales 16% Airport 11% Agriculture Equipment 8% Enlarged Platform with Attractive, Diversified End Market Exposure and Global Reach

▪ Paul Mascarenas (Chair, Independent) ▪ Andreas Rickenbacher (Independent) ▪ Patrick Schaub ( Independent ) Governance and Nominating Human Resources and Compensation Audit Committee ▪ Andreas Rickenbacher (Chair, Independent ) ▪ James A. Sharman (Independent) ▪ Angela Freeman ( Independent ) ▪ Patrick Schaub (Chair, Independent) ▪ T erri Pizzuto (Independent) ▪ Michael Dinkins (Independent) Composition of Combined Board of Directors Board Committees 16 Committees fully independent consistent with SEC and Nasdaq requirements Barend Fruithof (Vice Chairman, CEO) Patrick Schaub (Independent) Peter Spuhler (Non - Independent) Daniela Spuhler (Non - Independent) Andreas Rickenbacher (Independent) Martin Ritter (Non - Independent) Angela Freeman (Independent) James Sh arman (Chairman, Independent) P aul Mascarenas (Independent) Terri Pizzuto (Independent) Michael Dinkins (Independent) Best - in - Class Board Leadership and Governance Separate Chairman and CEO with majority of Directors independent

+ Transaction Overview 1 Aebi Schmidt Overview 2 Value Creation – Integration & Synergies 3 Financial Overview 4 Conclusion 5 Appendix: Additional Support Information

Global leader in intelligent and innovative solutions for clean and safe infrastructure with strong presence in North America and Europe & ROW 1 Broad offering with leading brands in Snow & Ice Clearing, Airport Runway Clearing, Street Sweeping & Marking, Commercial Trucks & Trailers and Agriculture 2 Strong established relationships with airports, municipalities, commercial customers as well as leading specialty vehicle dealers 3 Global platform serving over 100 countries through own presence in 16 countries and established partnerships with dealers 4 Impressive track record in delivering profitable growth by focusing on customer excellence and secured order backlog as well as successful M&A 5 Strong leadership team with a KPI and customer focused approach as well as track record of realizing synergies from successful integration of acquired businesses 6 18 Aebi Schmidt: Leading Specialty Vehicles Manufacturer with Global Reach

Serving Attractive End Markets with Comprehensive Offering and Leading Brands

Commercial Trucks & Trailers	Snow & Ice Clearing	Street Sweeping & Marking, Environmental Maintenance	Airport Snow & Ice Clearing	Agriculture
				
towmaster monroe	schmidt arctic nido swenson meyer elp monroe	schmidt	schmidt mb	aebi

14 *Production facilities, including 9 in North America, and 10 upfit centers*

16 *Countries with own sales and service organization*

90 *Countries served via established partnerships with dealers*

3,000 *Employees with ~50% in North America*

~$1B+ *2024 Revenue*

Source: Company information, Aebi Schmidt financials presented on a Swiss GAAP FER basis; Financials converted to USD using a EUR / USD exchange rate of 1.05 (as of 12/13/24)

19

Market Leading Product Offerings Across Attractive, Diverse Geographies and End Markets

Strong brands with leading positions in growing markets in the United States and Europe

	Commercial Trucks & Trailers	Snow & Ice Clearing		Street Sweeping & Marking, Environmental Maintenance	Airport Snow & Ice Clearing		Agriculture
							
Brands	towmaster monroe	schmidt arctic nido swenson meyer elp monroe		schmidt	schmidt mb		aebi
Footprint[1]							
Addressable Market Size ($M)	Commercial Trucks: ~$4BN Trailers: ~$700M *(management estimate)*	~$965M	~$440M	~$815M	~$265M	~$130M	~$300M *(management estimate)*
Positioning	Regional leader in the Midwest Top quality vendor for construction equipment trailers *(management estimate)*	#1 vendor for municipal #5 vendor for commercial	#1 vendor for roadway snow and ice	#1 vendor for street cleaning	#1 vendor for airport equipment		#1 vendor for alpine markets *(management estimate)*

Source: Company information, Third Party Advisor
1) The US flag is indicative of North America (US and Canada); EU flag is indicative of Europe (incl. Non-EU countries)

20

Strategically Located Manufacturing Footprint Complemented by Upfit and Sales Locations and Local Dealer Partnerships St. Blasien , Germany Source: Company information ; Production facilities of Meyer (Cleveland, OH) and elp (Canada) not shown 21 Burgdorf, Switzerland Kielce, Poland Holten, The Netherlands Key Sites in the US Europe + 10 upfit locations mainly in the Midwest and in the Southwest M - B Pavement Marking & Maintenance Muncy , PA M - B Airport & MB Brushes Chilton, WI M - B Attachments New Holstein, WI Swenson Products Lindenwood, IL Towmaster Litchfield, MN Monroe Municipal Monroe, WI + 14 sales and service organizations Jyväskylä, F inland

Introduced management KPI framework to steer the Company to ensure profitability and positive cash flow KPI - Driven Management Approach Drives Value Creation 22 Market Financials Innovation & Process People Management KPI • Organic growth • Market position per Business Area • EBIT margin • Plant efficiency • OPEX / Sales ratio • R&D expenses • Internal fill rate (talent development) Our Stand - alone Strategic Ambitions Ensure a strong profitable position in consolidating markets Increase after sales business and strengthen customer relationships Grow to Top 3 in all our business areas 1 Achieve After Sales Excellence 2 Leverage economies of scale and keep structural costs lean to support profitable growth. Improve cash flows to lower net debt Grow Sales F aster than Costs 3 Attract new talent and offer our employees attractive prospects to build an engaged workforce which supports our ambitious growth plans Be an Attractive Employer 6 Optimize processes through standardization, centralization and continuous improvement Introduce sustainable business models, products and services onto the market Process Optimization 4 Innovate Sustainably 5

North America – Significant Opportunity to Expand Existing Footprint and Penetrate New Markets • Tangible potential for growth through geographi c expansion in US • To grow sustainably and profitably, geographic target areas are selected based on following criteria: ‒ Current business (but no upfit center) for immediate utilization ‒ Available pool ‒ Limited competition (avoid locations with strong presence of key competitors; unless underperforming to current customer base) ‒ Land & labor availability Monroe Today Expansion targets Under review Markets with numerous competitors Pacific Northwest Expansion Map Expansion Strategy Focus on expanding to identified strategic markets, especially in Northwest and Southeast 23

Attractive Revenue Growth Across all Regions, with High Visibility from Strong Backlog 49 79 130 125 135 474 523 573 351 355 411 364 372 407 457 491 2017 2018 2019 2020 2021 2022 2023 2024E 400 434 541 489 507 881 981 1,064 (2) 44 41 84 424 416 501 96 124 109 101 170 242 219 174 2017 2018 2019 2020 2021 2022 2023 2024E 666 636 673 153 132 100 254 142 3 8 +5% Monroe acquisition +9% Source: Company information, Aebi Schmidt financials presented on a Swiss GAAP FER basis; Financials converted to USD using a EUR / USD exchange rate of 1.05 (as of 12/13/24) 1. Does not include After sales (2024E USD 162m of sales) 2. Aebi Schmidt 2024 figures include pro forma adjustment to show full year impact of Ladog acquisition assuming the acquisition had closed on January 1, 2024 Monroe acquisition +42% +106% North America CAGR (’17 - ’24) Europe & ROW CAGR (’17 - ’24) North America Europe & ROW 2017A – 2024E Order Backlog ($M) (1) 2017A – 2024E Revenue ($M) 24

Margin Expansion and Strong Cash Generation Driven by Increased Volumes and Operational Excellence 16 22 33 27 27 45 76 2017 2018 2019 2020 2021 2022 2023 2024E 87 (2) 24 32 12 8 25 62 70 29 26 31 34 25 33 2017 2018 2019 2020 3 2021 2022 2023 2024E 34 59 87 103 (2) 35 41 (3) 29 (3) 21 +28% CAGR Monroe acquisition +26% CAGR Source: Company information, Aebi Schmidt financials presented on a Swiss GAAP FER basis; Financials converted to USD using a EUR / USD exchange rate of 1.05 (as of 12/13/24) 1. FCF calculated as Adjusted EBITDA minus Capex 2. Aebi Schmidt 2024 figures include pro forma adjustment to show full year impact of Ladog acquisition assuming the acquisition had closed on January 1, 2024 Monroe acquisition % EBITDA 84% 87% 76% 78% 78% 80% 77% 75% 7% 6% 8% 8% 8% 7% 9% 7% 12% 12% 5% 3% 7% 9% (4)% (6)% Adj . EBITDA Margin NA Adj . EBITDA Margin Europe & ROW North America Europe & ROW 2017A – 2024E EBITDA ($M) 2017A – 2024E Free Cash Flow (1) ($M) North America Europe & ROW 25

26 North America – Outsized Growth Driven by Market Share Gains Through Further Expansion Strategic Objectives ▪ Airport Business − Strengthen market leadership position − Increase market share of European products ▪ Commercial Business − Geographic expansion (Minnesota, Florida, Georgia) − Fleet growth ▪ Municipal Business − Optimization of production − Continue to leverage 2 brands sales strategy (Swenson & Monroe) ▪ Canada − Geographic expansion to Ontario market ▪ After - sales − Increase after - sales share of parts by building up parts warehouse, regional distribution, ecommerce 202 4E – 2028E Revenue ($M) 510 558 602 653 690 63 66 73 82 89 2024E 2025E 2026E 2027E 2028E 573 624 675 735 779 +8% CAGR New business After Sales Source: Company information, Aebi Schmidt financials presented on a Swiss GAAP FER basis; Financials converted to USD using a EUR / USD exchange rate of 1.05 (as of 12/13/24)

27 Europe & ROW – Stable growth despite challenging market environment with solid expected growth ▪ Growth: Maximize market share by addressing new or former clients ▪ Profitability: Secure profit improvements by improved tender management ▪ Pricing: Improve utilization of comprehensive pricing know - how ▪ Cross selling: Realize untapped potential for Aebi products ▪ Digitalization: Explore growth and efficiency potential through e - commerce and automation ▪ Integrate Sales and Product Management into leading market powerhouse 381 426 460 488 514 110 116 124 129 136 2024E 2025E 2026E 2027E 2028E 491 (1) 542 583 617 650 Source: Company information, Aebi Schmidt financials presented on a Swiss GAAP FER basis; Financials converted to USD using a EUR / USD exchange rate of 1.05 (as of 12/13/24) 1. Aebi Schmidt 2024E figures include pro forma adjustment to show full year impact of Ladog acquisition assuming the acquisition had closed on January 1, 2024 New business After Sales +7% CAGR Strategic Objectives 202 4E – 2028E Revenue ($M)

North America Europe & ROW % margin 28 ▪ Supply Chain – Secure material availability and reduce material prices, optimization of payment terms (Global SCM Organization) ▪ Pricing – Pricing optimization and ability to pass through increasing input costs ▪ Operations Footprint – Optimize operations footprint (e.g. Meyer consolidation in Wisconsin) and focus on operational excellence ▪ Economies of Scale – Further focus on cost management to realize operational leverage ▪ Natural Hedge – Optimization of FX exposure through natural hedging 70 74 82 89 96 40 48 52 59 2024E 2025E 2026E 2027E 2028E 103 114 130 142 155 33 (1) Source: Company information, Aebi Schmidt financials presented on a Swiss GAAP FER basis; Financials converted to USD using a EUR / USD exchange rate of 1.05 (as of 12/13/24) 1. Aebi Schmidt 2024 E figures include pro forma adjustment to show full year impact of Ladog acquisition assuming the acquisition had closed on January 1, 2024 202 4E – 2028E EBITDA ($M) 10% 10% 10% 10% 11% Stable EBITDA Growth Across North America and Europe & ROW Strategic Objectives

Strong Track Record of M&A Execution, Integration and Synergy Realization to Drive Value Creation

2023 — **Snow & Ice Business** *(acquired from Oshkosh)*

2021 — **Monroe Truck Equipment**


Landmark transaction, boosting US and commercial vehicles presence
Revenue ($M)
+32%
268
353
2021A
2024E
EBITDA ($M)
+83%
21
39
2021A
2024E

2018 — **M-B Companies**


Acquisition of leading US manufacturer of snow removal and cleaning machines, gaining access to attractive North American airport sector
Revenue ($M)
+99%
75
149
2017A
2024E
EBITDA ($M)
+140%
10
24
2017A
2024E

2015 — **Meyer Products and Swenson Spreader**

Key Highlights and Achievements

- ✓ Fully integrated into ASH organization
- ✓ Demonstrated growth and increase in profitability post integration
- ✓ Investment in new facilities (production facility for MB) opening of new upfit centers (Winston-Salem, Toronto, Canada, Minneapolis)
- ✓ Positive feedback from US management team with high retention rate

Source: Company information

29

Significant Integration Experience to Capture M&A Value

	Snow & Ice Business *(acquired from Oshkosh)*	**Monroe Truck Equipment**	**M-B Companies**
			
Year of Acquisition	2023	2021	2018
Rationale	**Expand Snow & Ice market position** in North America	**Enhance market presence in North America** and expand into **new business areas** (commercial)	Securing a **foothold in the North American Airport market** and **achieve critical scale** in the region
Locations	**Integrated fully into M-B** including production locations	8 locations in North America	4 locations in North America
Integration Highlights	• **Improved after sales performance** (was outsourced to dealers compared to M-B with own service engineers) • **New central warehouse** in Fond du Lac, WI, for spare parts (M-B & Oshkosh parts)	• Implemented **value capture plans and optimized operating model** • **Plow standardization** between Monroe and Kielce (Poland) • **Technology transfer** from Swenson eVbox to Monroe spreader	• **Won new Tier-1 Airports** (e.g. Chicago, Denver, etc.) under new ownership; previously very successful with Tier 2 / 3 airports • Increased **focus on After Sales**
Outcome	• **Very positive market reaction** • **New customer gains,** e.g. Chicago Airport starting to outsource their fleet maintenance of airport products to Aebi Schmidt / M-B	• **Standardized manufacturing** processes • **Increased purchasing volume** and reduction in components and portfolio variance • Realization of **synergies in the municipal business** (Monroe / Swenson)	• **Strong increase in sales** • Increased demand led to a major **investment to build a new production facility** for M-B Airport products

Source: Company information

30

+ Transaction Overview 1 Aebi Schmidt Overview 2 Value Creation – Integration & Synergies 3 Financial Overview 4 Conclusion 5 Appendix: Additional Support Information

Shyft and Aebi Schmidt Coming Together

Value Proposition

- Strong North America focus with profitable, leading European products
- Broad, diversified offering with low cyclicality
- Accelerates upfit and after sales opportunity
- Immediate synergies/track record of integration
- Scale/size to be more aggressive in M&A
- Strong functional expertise in electrification
- Customer-centric management approach

Complementary Operational Footprint



SHYFT GROUP

- Utilimaster
- Royal Truck Body
- DuraMag/Magnum
- Strobes-R-Us
- Spartan RV Chassis
- Builtmore
- ITU

aebi schmidt group

- Meyer Products
- Swenson
- M-B
- Monroe
- Towmaster
- ELP
- Logistics

Source: Company information

32

33 • Vertical integration • Cost - saving opportunities from combined supply chain organization • Operational efficiency gains in capacity optimization of production and uplift locations in U.S. • Streamlined leadership team and corporate services Additional Long - term Value Potential Technology and production know - how increases product innovation Significant Synergy Value with Additional Value Creation Upside Opportunities Growth, margin and FCF (1) accretive EPS accretive in year 1 ROIC > WACC in year 3 Source: Company information 1. Free cash flow defined as Adjusted EBITDA minus capital expenditures Strengthened balance sheet supports strategic, value - enhancing organic and inorganic investments Opportunities to enhance returns from broader portfolio • Cross - selling across joint distribution platform • Geographic expansion $20 - $25M Cost Synergies Additional $5M EBITDA Opportunity from Near - term Revenue Synergies $25 - $30M Achievable Run - rate Synergies Creates Significant Value

Significant Synergies Identified from Integration Plan

Annual Run-rate Cost Synergies			
Type	**Synergy**	**Commentary**	**Synergy ($M)**
Cost	COGS Reduction	• Truck bodies manufactured by Shyft can be used for Aebi Schmidt commercial vehicles currently purchased from competitors, also decreasing supplier risk	~$3 - $4
	Operational Efficiency	• Cost synergies through operational efficiency gains, consolidation/capacity optimization of production and upfit locations (e.g. Louisville, US) and reduction of management costs with a single leadership team	~$3 - $5
	Purchasing / Supply Chain	• Combined global organization (e.g. chassis), strengthening of purchasing power with suppliers	~$3 - $4
	Product Offering	• Strengthen/consolidate brand universe and further optimize product offering (Isuzu upfit)	~$1 - $2
	Opex	• Streamline group functions, leverage exchange of technologies and production know-how with a focus on R&D pooling	~$9 - $10
Estimated Annual Run-rate Cost Synergies			***~$20 - $25M***
***Plus*: Additional Potential Upside from Geographic Expansion and Cross-Selling**			
Revenue	Geographic Expansion	• Improved geographic footprint and coverage offering internationalization potential	~$3 - $5
	Cross-selling	• Roll-out of products to respective untapped markets/customers to profit from cross-selling opportunities	~$1 - $2

Source: Company information

34

Combination Unlocks Attractive Synergy Potential with Customers

Expanding Regional Reach and Unlocking Cross-Selling Opportunities for Nationwide Growth

Potential to win nationwide customers

- US-nationwide telecom company operates >70k vehicles across the US
- Need a partner capable of deploying vehicles nationwide without regional limitations
- Geographical footprint plays an important role in the upfit and service business

SHYFT GROUP
◆ **18** upfit centers



Regionally limited

Not a potential partner

aebi schmidt group
◆ **10** upfit centers



Regionally limited

Not a potential partner

Combined
28 upfit centers



Nationwide

Potential partner

Leverage existing customer relationships and cross-selling

- Airports are core customers for our broad product portfolio
- Opportunities to sell Pavement-Markers, TT Mowers, Electric Sweepers
- Leverage relationships for one-solution provider of airport equipment aebi schmidt
+
SHYFT GROUP
Walk in vans
Leading global parcel delivery customers
Freight Hubs
Airport
Airport equipment
Work Truck Bodies & Upfit
Runway Cleaning Equipment
Strobes Airport Security Vehicles
Airport
TT Mowers
Van Upfits for Airport Fleet
Pavement-Markers

Source: Company information

35

Best of Both Companies – How We Will Win

OPERATIONAL EFFICIENCY	CUSTOMER FOCUS AND SALES EXCELLENCE	MARKET POSITION AND REACH	INNOVATIVE AND DIVERSE SOLUTIONS
✓ Advanced production facilities ✓ Engineering excellence	✓ Established fleet customer relationships ✓ Sales expertise for municipalities and government customers	✓ U.S. leader in parcel and freight ✓ Extensive North American commercial reach	✓ Wide-ranging product portfolio ✓ Unique digital solutions including telematics

SHYFT GROUP

END-TO-END VALUE PROPOSITION FOR CUSTOMERS

aebi schmidt group

SHYFT GROUP markets:

- **COMMERCIAL INFRASTRUCTURE**
- PARCEL & FREIGHT
- UPFIT
- **MOTORHOME**
- MUNICIPAL



SHYFT
Service Truck Bodies

+



AEBI SCHMIDT
Work Truck Upfitting

+



SHYFT
Commercial Infrastructure Accessories



SHYFT
Chassis Manufacturing

+



AEBI SCHMIDT
Airport Snow Clearing

+



SHYFT
Commercial Infrastructure Accessories

AEBI SCHMIDT markets:

- **COMMERCIAL INFRASTRUCTURE**
- WINTER
- SUMMER
- **ROADWAY AND AIRPORT**
- AGRICULTURAL

Source: Company information

36

+ Transaction Overview 1 Aebi Schmidt Overview 2 Value Creation – Integration & Synergies 3 Financial Overview 4 Conclusion 5 Appendix: Additional Support Information

MergeCo Pro Forma Revenue Supported by Clear Growth Drivers with Additional Cross-Selling Upside

Illustrative Pro Forma Revenue ($M)[(1)(2)]



Assumes Transaction closed on January 1, 2025
$1,908
$881
$1,027
$1,853
$981
$872
$1,901
$1,064
$837
$2,185
$50
$1,166
$969
$2,441
$50
$1,259
$1,132
$2,559
$50
$1,353
$1,156
$2,679
$50
$1,430
$1,199
2022A
2023A
2024E
2025E
2026E
2027E
2028E
SHYFT GROUP
aebi schmidt
Synergies

Revenue Growth Drivers

Shyft Group

1. Recovery in parcel markets and deeper expansion / diversification into non-parcel markets
2. Leveraging OEM relationships in Upfit sales with expanded SSV vocational offerings and becoming "custom upfitter of choice" for all OEMs
3. Modest recovery in Motorhome; Geographic expansion in Midwest and Southeast in Service Body; ITU acquisition benefits
4. Blue Arc dependent on scale and timing of market adoption and commercialization

Aebi Schmidt

5. North America - Geographical expansion in the Commercial business (Winston-Salem, Minnesota, Chicago)
6. Europe & ROW - Strong growth with electrified products

Strategic vision to generate longer-term pro forma combined revenue of $3bn+

Source: Company information; Aebi Schmidt financials presented on a Swiss GAAP FER basis; Financials converted to USD using a EUR / USD exchange rate of 1.05 (as of 12/13/24)

1. Shyft 2024 figures based on management guidance as of October 24, 2024 and pro forma revenue adjustment of $37M to show full year impact of ITU acquisition assuming the acquisition had closed on January 1, 2024; Aebi Schmidt 2024 figures include pro forma adjustment to show full year impact of Ladog acquisition assuming the acquisition had closed on January 1, 2024
2. Includes $56M of revenue from Blue Arc in 2025E; Excludes any potential Blue Arc revenue from 2026E to 2028E

38

MergeCo Pro Forma Adj. EBITDA Driven by Revenue Growth and Cost Optimization with Significant Margin Upside

Illustrative Pro Forma Adj. EBITDA ($M)(1)(2)

% margin

	2022A	2023A	2024E	2025E	2026E	2027E	2028E
Pro Forma Combined	8%	9%	9%	10%	10%	11%	12%
Aebi Schmidt	7%	9%	10%	10%	10%	10%	11%
Shyft(2)	9%	8%	9%	7%	8%	10%	11%



Assumes Transaction closed on January 1, 2025
$156
$59
$97
$160
$87
$73
$180
$103
$76
$214
$28
$114
$72
$250
$28
$130
$93
$281
$28
$142
$112
$315
$28
$155
$132
2022A
2023A
2024E
2025E
2026E
2027E
2028E
SHYFT
aebi schmidt
Synergies

Profitability Drivers

Shyft Group

1. Primarily volume increase and operating leverage, led by continued Walk-in Van recovery, and benefits from lean initiatives
2. Sales strategy shift to higher net margin Upfit and Aftermarket business
3. Motorhome gains from operational efficiency and shorter chassis lead times; Service body profits from revenue expansion
4. Blue Arc dependent on scale and timing of market adoption and commercialization

Aebi Schmidt

5. Supply Chain – Secure material availability and reduce material prices, optimization of payment terms (Global SCM Organization)
6. Economies of Scale – Further focus on cost management

Strategic vision to generate mid-teens longer-term pro forma EBITDA margin

Source: Company information; Aebi Schmidt financials presented on a Swiss GAAP FER basis; Financials converted to USD using a EUR / USD exchange rate of 1.05 (as of 12/13/24)

1. Shyft Adjusted EBITDA adjusted to exclude stock-based compensation expense; Shyft 2022A – 2024E Adj. EBITDA excludes expense related to investment in Blue Arc; Shyft 2024E is pro forma adjusted with approximately $6.3M to include the full-year impact of the ITU acquisition assuming the acquisition had closed on 1/1/24; Aebi Schmidt 2024 figures include pro forma adjustment to show full year impact of Ladog acquisition assuming the acquisition had closed on January 1, 2024
2. Shyft 2022A – 2024E Adj. EBITDA calculated post add-back of Blue Arc investment expense; Includes $1M of EBITDA from Blue Arc in 2025E; Excludes any potential Blue Arc EBITDA from 2026E to 2028E

39

40 Cash Flow Generation – Drive free cash flow with efficient working capital management 1 Capital Structure – Maintain a healthy balance sheet 2 Organic and M&A Investment – Invest in growth 3 Portfolio Optimization – Ensure focus on highest ROIC businesses 4 Efficient capital deployment while maintaining low leverage Efficient Return of Capital – Dividends and share repurchases 5 MergeCo Capital Allocation Strategy

+ Transaction Overview 1 Aebi Schmidt Overview 2 Value Creation – Integration & Synergies 3 Financial Overview 4 Conclusion 5 Appendix: Additional Support Information

Shyft Group and Aebi Schmidt Combination Creates Highly Attractive Investment Opportunity 42 1 Industry leader with significant scale, North American focus and global reach 3 Significant synergy value creation through growth and profit optimization with additional value upside 4 Strong financial profile and cash flow generation to support organic and M&A growth and portfolio optimization 5 H ighly experienced management team with proven track record of operational excellence and M&A integration 2 Complementary end markets, products and service offerings, customers, geographies and cultures Strategic vision to generate longer - term pro forma combined revenue of $3bn+ with mid - teens EBITDA margin

+ Transaction Overview 1 Aebi Schmidt Overview 2 Value Creation – Integration & Synergies 3 Financial Overview 4 Conclusion 5 Appendix: Additional Support Information

MergeCo Historical and Projected Financial Summary

Excluding Blue Arc

	Shyft ($M)[1]								Aebi Schmidt ($M)							
	2022A	2023A	2024E	2025E	2026E	2027E	2028E	CAGR 22A-28E	2022A	2023A	2024E	2025E	2026E	2027E	2028E	CAGR 22A-28E
Revenue	$1,027	$872	$828	$913	$1,132	$1,156	$1,199	3%	$881	$981	$1,064	$1,166	$1,259	$1,353	$1,430	8%
% growth	*4%*	*(15%)*	*(5%)*	*10%*	*24%*	*2%*	*4%*		*74%*	*11%*	*9%*	*10%*	*8%*	*7%*	*6%*	
Adjusted EBITDA	$97	$73	$76	$71	$93	$112	$132	5%	--	--	--	--	--	--	--	
% margin	*9%*	*8%*	*9%*	*8%*	*8%*	*10%*	*11%*		--	--	--	--	--	--	--	
EBITDA[2]	$89	$65	$68	$62	$85	$104	$125	6%	$59	$87	$103	$114	$130	$142	$155	17%
% margin	*9%*	*7%*	*8%*	*7%*	*8%*	*9%*	*10%*		*7%*	*9%*	*10%*	*10%*	*10%*	*10%*	*11%*	
EBIT	$74	$48	$49	$39	$57	$75	$95	4%	$46	$74	$90	$100	$114	$126	$139	20%
% margin	*7%*	*5%*	*6%*	*4%*	*5%*	*7%*	*8%*		*5%*	*8%*	*9%*	*9%*	*9%*	*9%*	*10%*	
Capex	$22	$25	$23	$21	$18	$22	$21		$14	$12	$16	$18	$14	$16	$18	
% of revenue	*2%*	*3%*	*3%*	*2%*	*2%*	*2%*	*2%*		*2%*	*1%*	*1%*	*2%*	*1%*	*1%*	*1%*	
Free Cash Flow[3]	$75	$47	$53	$50	$75	$90	$111		$45	$76	$87	$97	$116	$126	$137	

Source: Company information; Aebi Schmidt financials presented on a Swiss GAAP FER basis; Financials converted to USD using a EUR / USD exchange rate of 1.05 (as of 12/13/24)

1. Shyft 2022A – 2024E EBITDA excludes expense related to investment in Blue Arc
2. Shyft EBITDA includes non-cash stock-based compensation expense; Shyft 2024E is pro forma adjusted with approximately $6.3M to include the full-year impact of the ITU acquisition assuming the acquisition had closed on 1/1/24
3. FCF calculated as Adjusted EBITDA minus Capex

44

MergeCo Historical and Projected Financial Summary

Including Blue Arc

	Shyft ($M)								Aebi Schmidt ($M)							
	2022A	2023A	2024E	2025E	2026E	2027E	2028E	CAGR 22A-28E	2022A	2023A	2024E	2025E	2026E	2027E	2028E	CAGR 22A-28E
Revenue	$1,027	$872	$837	$969	$1,242	$1,307	$1,399	5%	$881	$981	$1,064	$1,166	$1,259	$1,353	$1,430	8%
% growth	4%	(15%)	(4%)	16%	28%	5%	7%		74%	11%	9%	10%	8%	7%	6%	
Adjusted EBITDA	$71	$40	$54	$72	$106	$132	$162	15%	--	--	--	--	--	--	--	
% margin	7%	5%	6%	7%	8%	10%	12%		--	--	--	--	--	--	--	
EBITDA(1)	$63	$32	$46	$63	$98	$124	$155	16%	$59	$87	$103	$114	$130	$142	$155	17%
% margin	6%	4%	5%	6%	8%	9%	11%		7%	9%	10%	10%	10%	10%	11%	
EBIT	$48	$15	$26	$40	$69	$94	$122	17%	$46	$74	$90	$100	$114	$126	$139	20%
% margin	5%	2%	3%	4%	6%	7%	9%		5%	8%	9%	9%	9%	9%	10%	
Capex	$22	$25	$23	$22	$20	$25	$25		$14	$12	$16	$18	$14	$16	$18	
% of revenue	2%	3%	3%	2%	2%	2%	2%		2%	1%	1%	2%	1%	1%	1%	
Free Cash Flow(2)	$49	$14	$31	$50	$86	$107	$137		$45	$76	$87	$97	$116	$126	$137	

Source: Company information; Aebi Schmidt financials presented on a Swiss GAAP FER basis; Financials converted to USD using a EUR / USD exchange rate of 1.05 (as of 12/13/24)

1. Shyft EBITDA includes non-cash stock-based compensation expense; Shyft 2024E is pro forma adjusted with approximately $6.3M to include the full-year impact of the ITU acquisition assuming the acquisition had closed on 1/1/24
2. FCF calculated as Adjusted EBITDA minus Capex

45

Immediate *"Step-Function" Increase* in Sustainable Value Creation for Shyft Shareholders

TEV / CY2025E EBITDA	
Federal Signal:	16.0x
REV Group:	9.8x
Douglas Dynamics:	8.9x
Public Peer Median[1]:	8.9x

Illustrative Shyft Pro Forma Implied Equity Value Per Share ($)

($M, except per share values)	Proposed Transaction @ 12/13/2024 Shyft Standalone	Proposed Transaction @ 12/13/2024 Aebi Schmidt Standalone	Pro Forma @ TEV / 2025E EBITDA 9.5x	Annual Run-Rate Synergies	Including Annual Run-Rate Synergies Pro Forma @ TEV / 2025E EBITDA 9.5x	10.0x	10.5x
2025E EBITDA[2]	$63	$114	$177	$27.5	$204	$204	$204
Valuation Multiple	**11.7x**	**9.5x**	**9.5x**		**9.5x**	**10.0x**	**10.5x**
Implied Total Enterprise Value (TEV)	**$733**	**$1,086**	**$1,680**		**$1,941**	**$2,043**	**$2,145**
12/31/2024 Total Debt	$110	$434	$545		$545	$545	$545
12/31/2024 Cash	$28	$53	$82		$82	$82	$82
Implied Equity Value	**$651**	**$705**	**$1,217**		**$1,478**	**$1,580**	**$1,682**
Equity Contribution / Ownership %	***48%***	***52%***	***100%***		***100%***	***100%***	***100%***
Shyft Pro Forma Ownership %	*48%*		*48%*		*48%*	*48%*	*48%*
Implied Shyft Equity Value @ 12/13/24	**$651**		**$584**		**$709**	**$758**	**$808**
Shyft Fully Diluted Shares Outstanding (M)	35.3		35.3		35.3	35.3	35.3
Implied Shyft Equity Value Per Share @ 12/13/24	**$18.41**		**$16.53**		**$20.07**	**$21.46**	**$22.85**
Shyft Share Price @ 12/13/2024	$12.72		$12.72		$12.72	$12.72	$12.72
% Increase vs. Current Share Price	***45%***		***30%***		***58%***	***69%***	***80%***

Note: Market data as of December 13, 2024; Aebi Schmidt financials converted from Euro to USD at a USD/Euro exchange rate of 1.05 (as of 12/13/24)
(1) Publicly traded peers: Blue Bird (BLBD), Douglas Dynamics (PLOW), Federal Signal (FSS), LCI Industries (LCII), Patrick Industries (PATK), NFI Group (NFI-CA), Oshkosh (OSK), REV Group (REVG), Thor Industries (THO), Wabash (WNC) and Winnebago (WGO)
(2) EBITDA includes stock-based compensation expense
Source: Company information

46

10.1x 8.6x 16.0x 9.8x 9.4x 9.3x 9.2x 8.9x 8.4x 7.3x 7.2x 6.5x 6.3x SHYF SHYF FSS REVG LCII WGO PATK PLOW THO BLBD WNC OSK NFI-CA Peer Median: 8.9x Comparable Public Company Valuation Benchmarking 47 TEV / CY2025E EBITDA (1) Source: Company information and FactSet. Market data as of December 13, 2024 (1) Publicly traded peers: Blue Bird (BLBD), Douglas Dynamics (PLOW), Federal Signal (FSS), LCI Industries (LCII), Patrick Indust rie s (PATK), NFI Group (NFI - CA), Oshkosh (OSK), REV Group (REVG), Thor Industries (THO), Wabash (WNC) and Winnebago (WGO) (2) Shyft 2025E EBITDA includes stock - based compensation expense of $9.3M based on Shyft Management Strategic Plan Includes stock - based compensation expense Excludes stock - based compensation expense TEV / CY2025E EBITDA Federal Signal: 16.0x REV Group: 9.8x Douglas Dynamics: 8.9x Public Peer Median (1) : 8.9x TEV / 2025E Adj. EBITDA 2025E Adj. EBITDA ($M) TEV / 2025E EBITDA 2025E EBITDA ($M) (2) Research Analyst 7.3x $74 8.3x $65 D.A. Davidson 8.5x $64 9.9x $54 BTIG 8.7x $62 10.2x $53 Roth MKM 9.8x $55 11.8x $46 Craig - Hallum 8.6x $63 10.1x $54 Shyft Median

Shareholders Include Global "Blue Chip" Institutional Investors and Highly Regarded Swiss Entrepreneur and Industrialist

Shyft	Aebi Schmidt	Pro Forma Combined Shareholdings


Shyft Management
3%
97%
Free Float (including global "Blue Chip" Institutional Investors)

+


Barend Fruithof + Aebi Schmidt Management
8%
Gebuka AG
26%
67%
Peter Spuhler (including PCS Holding AG)

=


Gebuka AG
Peter Spuhler (including PCS Holding AG)
Barend Fruithof + Pro Forma Combined Management
13%
5%
35%
47%
Free Float (including global "Blue Chip" Institutional Investors)

Shyft Shareholder Highlights

- ~40 year history of being publicly traded company on NASDAQ
- High quality public shareholder base including many "Blue Chip" institutional investors

Aebi Schmidt Shareholder Highlights

(Peter Spuhler)

- Highly respected Swiss entrepreneur and industrialist
- Built, developed and listed Stadler Rail
- Long-term anchor shareholder of various Swiss listed industrial midcaps

Lockup Agreements

- PCS Holding AG and Gebuka AG have staggered lock-up periods of three years:
  - First 6 months: Full lockup
  - 6 – 12 months and 12 – 24 months: May collectively sell up to 5% of outstanding shares in each period
  - 24 – 36 months: Can sell down to 15% (PCS) and 5% (Gebuka)
- Barend Fruithof:
  - Lock-up for at least one year and thereafter as long as he remains CEO
  - Permission to sell up to 0.5% per calendar year after 3 years post transaction closing
- Standstill for 2 years

Source: Company information, FactSet

48

Randy Wilson Vice President, Investor Relations and Treasury Randy.Wilson@theshyftgroup.com / 248.727.3755 Media Sydney Machesky Director, Corporate Communications Sydney.Machesky@theshyftgroup.com / 586.413.4112 FGS Global Jim Barron/Warren Rizzi shyft@fgsglobal.com Investors

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